                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             [Amendment No. _____ ]

Filed by the Registrant:                       [x]
Filed by a Party other than the Registrant:    [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       AMERICAN COMMUNITY BANCSHARES, INC.
    -------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       ---
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         _____________________________


     (2) Aggregate number of securities to which transaction applies:
         _____________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):___________________________________________________________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid: ________________________________________

         (2)    Form, Schedule or Registration Statement no.: __________________

         (3)    Filing Party: __________________________________________________

         (4)    Date Filed: ____________________________________________________

                       AMERICAN COMMUNITY BANCSHARES, INC.
                          2593 West Roosevelt Boulevard
                          Monroe, North Carolina 28110
                                 (704) 225-8444


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                                   To Be Held

                                 April 30, 2002

NOTICE is hereby given that the Annual Meeting of Shareholders of American Community Bancshares, Inc. (the "Company") will be held as follows:

          Place:    American Community Bank
                    2593 West Roosevelt Boulevard
                    Monroe, North Carolina

          Date:     Tuesday, April 30, 2002

          Time:     9:00 a.m.

The purposes of the meeting are:

          1. To elect eleven members of the Board of Directors for one, two, and three year terms.

          2. To approve the American Community Bancshares, Inc. 2002 Nonstatutory Stock Option Plan.

          3. To ratify the appointment of Dixon Odom PLLC as the Company's independent public accountants for 2002.

          4. To transact any other business that may properly come before the meeting.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

                                           By Order of the Board of Directors

                                           /s/ Randy P. Helton

                                           Randy P. Helton
                                           President and Chief Executive Officer

March 28, 2002

                       AMERICAN COMMUNITY BANCSHARES, INC.
                          2593 West Roosevelt Boulevard
                          Monroe, North Carolina 28110
                                 (704) 225-8444

                                 PROXY STATEMENT

                    Mailing Date: On or about March 28, 2002

                         ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

                                   To Be Held

                                 April 30, 2002

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of American Community Bancshares, Inc. (the "Company") for the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at American Community Bank, 2593 West Roosevelt Boulevard, Monroe, North Carolina, at 9:00 a.m. on April 30, 2002, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are William R. Adcock, Dan R. Ellis, Jr., and Theodore V. ("Vic") Howie, Jr. Shares represented by each appointment of proxy, which is properly executed and returned and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of
                                                    ---
the eleven nominees for director named in Proposal 1 below and FOR Proposals 2
                                                               ---
and 3. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Dan R. Ellis, Jr., Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone by the Company's officers, directors and employees without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's common stock.

Record Date

The close of business on March 15, 2002 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 9,000,000 shares are authorized and preferred stock, no par value, of which 1,000,000 shares are authorized. At December 31, 2001, there were 1,642,241 shares of common stock and no shares of preferred stock outstanding. There are approximately 2,000 holders of record of the Company's common stock.

Voting Procedures; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

In the case of Proposal 1 below, the eleven directors receiving the greatest number of votes shall be elected.

In the case of Proposals 2 and 3 below, for such proposals to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposals. Abstentions and broker non-votes will have no effect.

Authorization to Vote on Adjournment and Other Matters

By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. However, proxies voted against the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Ownership of Voting Securities

As of December 31, 2001, no shareholder known to management owned more than 5% of the Company's common stock.

As of December 31, 2001, the beneficial ownership of the Company's common stock, by directors individually, and by directors and executive officers as a group, was as follows:

      NAME AND ADDRESS
             OF                         AMOUNT AND NATURE OF         PERCENT OF
      BENEFICIAL OWNER              BENEFICIAL OWNERSHIP /(1)(2)/    CLASS /(3)/
      ----------------              -----------------------------    -----------

   Robert D. Dinsmore, Jr.                       200                        0.01
        Charlotte, NC

       Frank L. Gentry                             0(4)                        0
        Charlotte, NC

       Thomas J. Hall                         24,790                        1.50
        Charlotte, NC

       Larry S. Helms                         25,039(5)                     1.51
         Monroe, NC

       Randy P. Helton                        45,210(6)                     2.70
        Charlotte, NC

       Kenneth W. Long                        56,378(7)                     3.37
         Monroe, NC

     L. Steven Phillips                       35,716                        2.15
        Charlotte, NC

       Alison J. Smith                        12,740                        0.77
        Charlotte, NC

      L. Carlton Tyson                        32,102(8)                     1.94
         Monroe ,NC

      David D. Whitley                        20,292(9)                     1.23
         Monroe, NC

      Gregory N. Wylie                        44,270                        2.67
         Monroe, NC

 All Directors and Executive                 308,377                       17.16
   Officers as a Group (12
          persons)

      (1) Except as otherwise noted, to the best knowledge of the Company's management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Tyson - 2,400 shares and Mr. Whitley-- 2,040 shares.

         (2) Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the
                  Company: Mr. Hall - 12,790 shares, Mr. Helms - 12,919 shares, Mr. Helton - 33,248 shares, Mr. Long - 29,106 shares, Mr. Phillips - 17,396 shares, Mr. Tyson - 13,942 shares, Mr. Whitley - 10,470 shares, and Mr. Wylie - 15,350 shares, and an aggregate of 154,461 shares for the group.

         (3) The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) 1,642,241 shares of common stock outstanding as of December 31, 2001, and (ii) options exercisable within 60 days of December 31, 2001 for the individual and the group.

         (4)      Appointed to board March 19, 2002

         (5)      Includes 120 shares owned by Mr. Helms' spouse.

         (6)      Includes 720 shares owned by Mr. Helton's spouse.

         (7)      Includes 240 shares owned by Mr. Long's spouse.

         (8) Includes 2,160 shares held in trust by Mr. Tyson for his children, 9,600 shares held by Mr. Tyson's company, and 4,000 shares held in a company profit sharing plan for his benefit.

         (9)      Includes 4,327 shares owned by Mr. Whitley's spouse.

Required Reports of Beneficial Ownership

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission ("SEC") regarding the amount of and changes in their beneficial ownership of the Company's common stock. All such ownership reports have been timely filed and the ownership status of the Company's common stock by such individuals is currently up to date.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                        ---------------------------------

The Company's Bylaws provide that its board shall consist of between seven and twenty members. If there are more than nine members, the board shall be divided into three classes in as equal a number as possible. Such classes shall be elected to staggered three year terms. The Board of Directors has set the number of directors of the Company at eleven and recommends that shareholders vote for each of the directors listed below for the terms indicated below:

                                  Position(s)     Director              Principal Occupation and Business
Name and Age                         Held         Since(1)                Experience During Past 5 Years
-------------                        ----         --------                ------------------------------
One Year Terms:
---------------

Robert D. Dinsmore, Jr. (2)        Director         2001      Consultant International Tax, Mergers and Acquisitions;
(57)                                                          Retired partner KPMG, LLP.

Kenneth W. Long (2)                Director         1998      Chief Executive Officer, Click Tactics, Inc., Duluth,
(53)                                                          GA (direct marketing services).

L. Carlton Tyson                   Director         1998      President, Tyson Group, Monroe, NC (real estate
(59)                                                          development).

Two Year Terms:
---------------

Frank L. Gentry (2)(3)             Director         2002      Retired; former Executive Vice President of Corporate
(59)                                                          Strategy and Development, Bank of America, Charlotte,
                                                              NC, 1973-2000.

Alison J. Smith (2)                Director         2000      President, Smith Capital, Inc.,  Charlotte, NC
(47)                                                          (financial advisory, investment banking).

David D. Whitley                   Director         1998      President,  Whitley Mortgage Associates, Inc., Monroe,
(55)                                                          NC (mortgage broker).

Gregory N. Wylie                   Director,        1998      Chief Executive Officer, Metro  Marketing,  Inc.,
(47)                            Chairperson of                Charlotte, NC (specialty food brokerage).
                                 the Board of
                                   American
                                Community Bank

Three Year Terms:
-----------------

Thomas J. Hall                     Director         1998      President, Hall  Group, Inc., Charlotte,  NC  (real
(54)                                                          estate holding company).

Larry S. Helms                  Chairperson of      1998      Owner, Larry S. Helms and Associates, Monroe, NC
(56)                             the Board of                 (insurance); Member, Union County Board of Commissioners
                                  the Company                 Commissioners; Member, North  Carolina  Board  of
                                                              Transportation.

Randy P. Helton                    Director,        1998      President and Chief Executive Officer of the Company
(46)                             President and                and American  Community Bank; former Vice President of
                                     Chief                    the Private Banking Group,  First Union National Bank,
                                   Executive                  Charlotte, NC.
                                    Officer

L. Steven Phillips                 Director         1998      Chief Executive Officer,  Charlotte  GreenCorp,  Inc.,
(51)                                                          Charlotte, NC (landscape consultant).

     (1) Includes service as director of American Community Bank (the "Bank") if applicable prior to the creation of the Company.

     (2) Messrs. Dinsmore, Gentry, Long and Ms. Smith do not serve on the Bank's board.

     (3)           Appointed to board March 19, 2002.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE
                                                          ---
ELEVEN NOMINEES FOR DIRECTOR OF THE COMPANY FOR THE TERMS INDICATED.

In addition to the above-indicated directors, the following individuals serve as directors of the Bank.

                              American
                              Community
                                Bank
                              Director                       Principal Occupation and
Name and Age                    Since                Business Experience During Past Five Years
------------                    -----                ------------------------------------------
Zebulon Morris, Jr.             1998          President, Morris Enterprises, Incorporated, Charlotte, NC (real
(63)                                          estate holding company).

H. L. "Ben"  Williams           1998          Private Investor; former Chief Executive Officer, Monroe Appearance
(56)                                          Corporation, Monroe, NC.


Director  Relationships

No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) thereof, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Company's Board of Directors held twelve regular and two special meetings in 2001. Except for Mr. Long, whose absences were due to his company's relocation to another state, each director attended 75% or more of the aggregate board and committee meetings of which they were a member.

The boards of the Company and the Bank have several standing committees including a Compensation Committee, Nominating Committee, and Audit Committee.

     Compensation Committee. The members of the Compensation Committee include Larry S. Helms, Gregory W. Wylie, Thomas J. Hall, and Randy P. Helton (non-voting member). The Compensation Committee reviews and approves all salaries and benefits of Bank personnel. The Compensation Committee met twice in 2001.

         Nominating Committee. The members of the Nominating Committee are Thomas J. Hall, L. Steven Phillips, Alison J. Smith, David Whitley, and Gregory
 N. Wylie. The Committee did not meet in 2001.

                          Report of the Audit Committee

The Audit Committee is responsible for receiving and reviewing the annual audit report of the Company's independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company's and its subsidiary's internal audit programs.

During the course of its examination of the Company's audit process in 2001, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Dixon Odom PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from and discussed with Dixon Odom PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended.

Based on the review and discussions above, the Audit Committee recommended to the board that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2001 for filing with the SEC.

The Audit Committee has a written charter. The Audit Committee members are "independent" as defined by the NASDAQ listing standards. The Company's common stock is listed for trading on the NASDAQ SmallCap Market.

The Audit Committee has considered whether the principal accountant's provision of the information technology services and other non-audit services to the Company is compatible with maintaining independence of Dixon Odom PLLC. The Audit Committee has determined that it is compatible with maintaining the independence of Dixon Odom PLLC.

                This report is submitted by the Audit Committee:

                          L. Steven Phillips, Chairman
                         H.L. "Ben" Williams, Secretary
                                 Thomas J. Hall
                               Zebulon Morris, Jr.
             Robert G. Dinsmore, Jr. (non-voting, advisory position)

Director Compensation

         Board Fees. Through October 2001, directors received $300 for each board meeting attended and $100 for each Committee meeting attended. Beginning in November 2001, directors received $400 for each board meeting attended and $200 for each Committee meeting attended.

         1999 Nonstatutory Stock Option Plan for Directors. The shareholders of the Bank at the 1999 Annual Meeting approved the 1999 Nonstatutory Stock Option Plan for Directors (the "Nonstatutory Option Plan") pursuant to which options covering 164,115 shares of the Bank's common stock were available for issuance to members of the Board of Directors and the board of any subsidiary. In connection with the reorganization of the Bank into the holding company form which resulted in the creation of the Company, the Nonstatutory Option Plan was adopted by the Company and options under such plan are now options of the Company. On April 14, 1999, all options were granted under the Nonstatutory Option Plan at the exercise price of $11.00 per share which was the fair market value on the date of grant. The exercise price is currently $8.33 as a result of a 20% stock dividend effected in the fourth quarter of 1999 and a 10% stock dividend in 2002.

Executive Officers

Set forth below is certain information regarding the Company's executive officers.

                                               Position With
Name                                 Age          Company                        Business Experience
----                                 ---       -------------                     -------------------
Randy P. Helton                      46     Director, President   Former Vice President of the Private Banking
                                            and Chief Executive   Group, First Union National Bank, Charlotte,
                                                  Officer         NC. Mr. Helton has 24 years of banking
                                                                  experience.

Theodore V. "Vic" Howie, Jr.         40         Senior Vice       Former Senior Vice President and Regional
                                            President and Chief   Executive, Bank of America, Charlotte, NC.
                                             Operating Officer

Eric C. Loselle                      40         Senior Vice       Former Regional Managing Director of the Wealth
                                            President and Chief   Management Group, First Union (now Wachovia).
                                               Credit Officer

Dan R. Ellis, Jr.                    46       Chief Financial     Certified Public Accountant; former Partner,
                                             Officer and Senior   AccuPointe, Inc., Monroe,  NC; former Vice
                                               Vice President     President and Chief Financial Officer, Coresource,
                                                                  Inc., Charlotte, NC; former Senior Auditor,
                                                                  McGladrey Pullen, Charlotte, NC.

Set forth below is certain information regarding the Bank's executive officers.

                                               Position With
Name                                 Age           Bank                          Business Experience
----                                 ---       -------------                     -------------------
W. R. "Randy" Adcock                 45         Senior Vice       Former Vice President and Commercial Loan
                                               President and      Officer, Bank of Union (now First Charter Bank),
                                                Monroe City       Monroe, NC. Mr. Adcock has 24 years of banking
                                                 Executive        experience.

                                              Position With
Name                                 Age         Company                      Business Experience
----                                 ---      -------------                   -------------------
Steven L. Barnes                     47         Senior Vice       Former Vice President and Loan Officer, First
                                               President and      Charter Bank,  Indian  Trail, NC. Mr. Barnes has
                                             Indian Trail City    20 years of banking experience.
                                                 Executive

Richard M. Cochrane                  49         Senior Vice       Former Commercial Loan Officer, SouthTrust Bank
                                               President and      of North Carolina, N.A., Mint Hill, NC. Mr.
                                             Matthews/Mint Hill   Cochrane has 23 years of banking experience.
                                               City Executive

Jeff N. Coley                        42         Senior Vice       Former Branch Manager BB&T, Marshville, NC.
                                               President and      Mr. Coley has 23 years of banking experience.
                                              Marshville City
                                                 Executive

Dwight Henry                         64         Senior Vice       Former Commercial Loan Officer, First Charter
                                               President and      Bank, Oakdale, NC. Mr. Henry has 29 years of
                                              Mountain Island     banking experience.
                                               City Executive

Charles I. Ledford                   55         Senior Vice       Former President of Park Leasing Company, a
                                                 President        division of Park Meridian Bank; Executive Vice
                                                                  President of Park Meridian Bank, Charlotte, NC;
                                                                  Former Director of Leasing of First Charlotte
                                                                  Bank. Mr. Ledford  has 31 years of leasing and
                                                                  banking experience.

Mary Margaret Nance                  50         Senior Vice       Former Compliance and Loan Review Officer, Bank
                                               President and      of Union (now First Charter Bank), Monroe, NC.
                                             Operations Officer   Ms. Nance has 20 years of banking experience.


         Executive Compensation. The Bank has entered into an employment agreement with Randy P. Helton, President and Chief Executive Officer (dated April 15, 1998), to establish his duties and compensation and to provide for his continued employment with the Bank. The employment agreement provides for an initial term of employment of five years. The employment agreement provides for an annual base salary to be reviewed by the Board of Directors not less often than annually. In addition, the employment agreement provides for discretionary bonuses, participation in other pension and profit-sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with the officer's office or made available to all other employees. The employment agreement provides that the officer may be terminated for cause, as defined in the employment agreement, by the Bank, and otherwise be terminated by the Bank (subject to vested rights) or by the officer. The employment agreement provides that in the event of a "termination event" following a change in control of the Bank (i) the employee shall be able to terminate the agreement and receive 299% of his base amount of compensation and (ii) the term of the agreement shall be not less than 36 months from the employee's notice of termination of the agreement. A "termination event" will occur if (i) the employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the change in control or with his reporting responsibilities or title with the Bank in effect at the time of the change in control; (ii) the employee's annual base salary rate is reduced below the annual amount in effect as of the change in control; (iii) the employee's life insurance, medical or hospitalization insurance, disability insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the employee as of the date of the change in control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to the change in control; or (iv) the employee is transferred to a location outside of Monroe, North Carolina without the employee's express written consent. A change in control of the Bank will occur if (i) any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting securities and irrevocable proxies, representing 25% or more of any class of voting securities or the Bank, or acquires control in any manner of the election of a majority of the directors of the Bank; (ii) the Bank is consolidated or merged with or into another corporation, association or entity where the Bank is not the surviving corporation; or (iii) all or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group.

The following table shows the cash and certain other compensation paid to or received or deferred by Randy P. Helton for services in all capacities during 2001, 2000, and 1999. No other current executive officer of the Bank received compensation for 2001 which exceeded $100,000. Mr. Helton does not receive any additional compensation as President and Chief Executive Officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation               Long-Term Compensation
                                          --------------------------------  -------------------------------
                                                                                 Awards             Payouts
                                                                                 ------             -------
                                                                                                      All
                                                                Other                                Other
                                                                Annual                              Compen-
                                                             Compensation                           sation
  Name and Principal Position      Year    Salary    Bonus       (1)             Options              (2)
  ---------------------------      ----    ------    -----       ---             -------              ---
 Randy P. Helton, President and    2001   $165,000  $35,000      -0-               -0-              $5,355
 Chief Executive Officer of the    2000   $150,000    -0-        -0-               -0-              $3,947
      Company and the Bank         1999   $116,000    -0-        -0-              65,684            $2,146

   (1) Perquisites and other personal benefits paid to Mr. Helton did not exceed 10% of his total salary paid in 2001, 2000, or 1999.

   (2)     Includes life insurance premiums and Bank contributions to 401(k)
           Plan.

Stock Options

The following table sets forth information with regard to stock options granted under the Company's 2001 Incentive Stock Option Plan and the Bank's 1999 Incentive Stock Option Plan which, upon the organization of the Company, was adopted as the 1999 Incentive Stock Option Plan of the Company. No options were granted to Mr. Helton during the fiscal year ended December 31, 2001.

                 Aggregated Option Exercises in Fiscal Year 2001
                        And Fiscal Year End Option Values



                                                      Number of Securities             Value of Unexercised
                                                     Underlying Unexercised                 In-the-Money
                          Shares                     Options at December 31,          Options at December 31,
                         Acquired                             2001                            2001/(1)
                            on           Value    ------------------------------   ------------------------------
            Name         Exercise      Realized     Exercisable/Unexercisable        Exercisable/Unexercisable
            ----         --------      --------
                                                  ------------------------------   ------------------------------
      Randy P. Helton      -0-            -0-           31,307 / 32,400                      -0- / -0-

         (1) The Company's stock price on December 31, 2001 was $9.05 per share.


401(k) Savings Plan

In 1999, the Bank adopted a tax-qualified plan (the "Savings Plan") which covers all current and full-time employees and any new full-time employees who have been employed for twelve months and who have attained the age of twenty-one. Under the Savings Plan, a participating employee may contribute up to 20% of his or her base salary (up to the maximum allowed by law) on a tax-deferred basis through salary reduction as permitted under the Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank is permitted to make contributions equal to 50% of the employees' contributions up to a maximum of 3% of employee contributions. The employer contributions vest completely after six years of service. The Bank may make additional discretionary contributions that also vest completely after six years of service with the Bank. The value of a participant's accounts under the Savings Plan becomes payable to him or her according to the vesting schedule upon retirement, total or permanent disability or termination of employment for any other reason, or becomes payable to a designated beneficiary upon a participant's death. The Savings Plan also contains provisions for withdrawals in the event of certain hardships. A participant's contributions, matching contributions and discretionary contributions of the Bank, and any income accrued on such contributions, are not subject to federal or state taxes until such time as the participant withdraws them.

Indebtedness of and Transactions with Management

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

L. Carlton Tyson's realty company, L.C. Tyson Construction, Inc., constructed the Company's headquarters building in Monroe, North Carolina on property owned by Mr. Tyson. The first floor is leased to the Bank from TyPar Realty, Inc. for 30 years (11,250 square feet) at a rental of $19,237 per month, subject to 7% increases every five years. The Bank obtained an independent third party appraisal of the lease and believes its terms are fair and reasonable. The Bank also leases from TyPar Realty, Inc. 3,494 square feet on the second floor of the headquarters building for an initial term of 5 years at a rental of $5,206 per month. The lease includes two five-year extension options subject to 14% increases upon exercise of each option. The Bank believes the terms of this lease are fair and reasonable. Also, as low bidder in a sealed bid process, L.C. Tyson Construction, Inc. was awarded the construction contract for the Bank's permanent buildings in Marshville and Mountain Island. The Marshville building was completed in 2001 and the Mountain Island building is expected to be completed in the second quarter of 2002.

All such transactions have been negotiated on an arms-length basis at terms no more favorable than would otherwise be obtained from an independent third party.



           PROPOSAL 2: APPROVAL OF 2002 NONSTATUTORY STOCK OPTION PLAN
           -----------------------------------------------------------

During March 2002, the board approved the American Community Bancshares, Inc. 2002 Nonstatutory Stock Option Plan (the "Nonstatutory Option Plan") which provides for the issuance of options to purchase shares of the Company's common stock ("Nonstatutory Options") to non-employee directors of the Company and its subsidiaries (the "Optionees"). The purpose of the Nonstatutory Option Plan generally is to assist the Company in attracting and retaining capable directors to serve on the board that will enhance the Company's financial performance and shareholder value. The board's approval of the Nonstatutory Option Plan is subject to approval by the Company's shareholders.

The Nonstatutory Option Plan will be administered by the board and generally provides for the issuance and sale of an aggregate of 25,000 shares of the Company's common stock (subject to adjustment as described below) upon the exercise of Nonstatutory Options. The board is authorized to determine the persons to whom and numbers of shares for which Nonstatutory Options will be granted, to interpret and construe the terms and provisions of the Nonstatutory Option Plan and to make rules and other determinations relating to and reasonable or advisable in administering the Nonstatutory Option Plan.

The price per share (the "Exercise Price") of common stock covered by each Nonstatutory Option granted shall be set by the board at the time the Nonstatutory Option is granted, but shall not be less than 100% of the fair market value (as determined by the board) of a share of common stock at the time the Nonstatutory Option is granted (or 110% in the case of an Nonstatutory Option granted to an Optionee who owns more than 10% of the voting power of the Company's common stock). The fair market value of a share of common stock at the date of grant shall be determined according to the Nonstatutory Option Plan in the following manner: (1) if on the date of grant the common stock of the Company is traded on a securities exchange, the fair market value will be equal to the mean of the closing sales price as reported on each of the five trading days immediately preceding the date of grant, provided that if a closing sales price is not reported for each of the five trading days immediately preceding the date of grant, the fair market value shall be equal to the mean of the closing sales prices on those trading days for which such price is available; (2) if the common stock of the Company is not listed on any exchange or no closing sales prices are reported on an exchange, but quotations for the common stock are regularly listed on the NASDAQ or another comparable system, the fair market value shall be equal to the mean of the average of the closing bid and asked prices as quoted on such system for each of the five trading days preceding the date of grant, provided that if closing bid and asked prices are not available for each of the five trading days, the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available; or (3) if the common stock is not quoted on NASDAQ or another comparable system, or no such quotations are available on NASDAQ, the fair market value shall be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in the shares of common stock, as selected by the board, for the trading date first preceding the date of grant. If the board determines that the price as determined above does not represent the fair market value of the shares of common stock on the date of grant, the board may then consider such other factors as it deems appropriate in determining the fair market value.

Each Nonstatutory Option will become exercisable as specified by the board at the time of grant and will expire and may not thereafter be exercised after the earlier of: (i) the expiration date set by the board at the time of grant (which in any event may be no more than five years in the case of a Nonstatutory Option granted to an Optionee who owns more than 10% of the voting power of the Company's common stock or, in the case of all other Optionees, no more than 10 years after the date of grant); (ii) the date the Optionee should leave the board other than due to retirement, death, disability, or following a "change in control"; (iii) at such time as the board may determine and specified in the option agreement upon termination of the Optionee's service on the board as a result of retirement, disability, or following a "change in control"; (iv) 12 months following termination of the Optionee's service on the board as a result of his or her death while serving on the board, or after Optionee's termination as a result of Optionee's retirement, disability or following a "change in control"; but in any event, no later than the end of the option period provided in the Optionee's option agreement. Nonstatutory Options will vest on a three
(3) year schedule of 33 1/3% commencing on the first anniversary of the date of grant.

No monetary consideration will be received by the Company upon the grant of a Nonstatutory Option. In order to exercise an Nonstatutory Option, the Optionee must give the Company written notice of exercise and pay the aggregate exercise price for shares being purchased. Such payment may be made in cash or in shares of the common stock of the Company. Optionees will have no rights as shareholders of the Company with respect to any shares covered by Nonstatutory Options granted to them until those Nonstatutory Options have been exercised and the exercise price of such shares has been paid to the Company. The market value of the 25,000 shares of common stock reserved for issuance under the Nonstatutory Option Plan, had they been outstanding on December 31, 2001 would have been $226,250.

In the event of increases, decreases or changes in the Company's outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, then the board shall make equitable proportionate adjustments in the aggregate number and kind of shares under the Nonstatutory Option Plan, the number and kind of shares covered by each then outstanding Nonstatutory Option, and in the Exercise Price of each unexercised Nonstatutory Option. Unless amended by the board, the standard Nonstatutory Option Agreement (the "Agreement") shall be binding upon any successor to the Company. However, except upon a "change in control" (as defined in the Agreement), the Nonstatutory Option Plan and any options granted thereunder shall terminate upon the effective date of the Company's dissolution or liquidation.

The board may, from time to time, amend, modify, suspend, terminate or discontinue the Nonstatutory Option Plan without notice. However, no such action will adversely affect any Optionee's rights under any then outstanding Nonstatutory Option without such Optionee's prior written consent. Any modification or amendment of the Nonstatutory Option Plan that (a) increases the aggregate number of shares of common stock covered by the Nonstatutory Option Plan, (b) changes the provisions of the Nonstatutory Option Plan with respect to the determination of persons to whom Nonstatutory Options may be granted, or (c) otherwise materially increases the benefits accruing to Optionee's under the Nonstatutory Option Plan, shall be subject to the approval of Company's shareholders. Consistent with the terms of the Nonstatutory Option Plan, the board may modify any outstanding Nonstatutory Option pursuant to a written agreement with the Optionee.

No options will be granted under the Nonstatutory Option Plan until approval of the Nonstatutory Option Plan by the Company's shareholders.

A copy of the Nonstatutory Option Plan is on file and may be inspected by any shareholder at the Company's office in Monroe, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the Nonstatutory Option Plan free of charge should contact Dan R. Ellis, Jr., Secretary of the Company, at P.O. Box 5035, Monroe, North Carolina 28111.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2
                                                          ---
APPROVING THE AMERICAN COMMUNITY BANCSHARES, INC. 2002 NONSTATUTORY STOCK OPTION PLAN.


           PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
           ----------------------------------------------------------

The Board of Directors has appointed the firm of Dixon Odom PLLC, Certified Public Accountants, as the Company's independent public accountants for 2002. A representative of Dixon Odom PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

The Company has paid Dixon Odom PLLC fees in connection with its assistance in the Company's annual audit and review of the Company's financial statements. Sometimes the Company engages Dixon Odom PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Odom PLLC in various categories in 2001.

         Category                                                        Amount Paid
         --------                                                        -----------
         Audit Fees:                                                      $   26,250

         Financial Information System Design and Implementation Fees:             --

         All Other Fees:                                                      25,500
                                                                          ----------

         Total Fees Paid:                                                 $   51,750
                                                                          ==========

The Audit Committee has considered whether the principal accountant's provision of the information technology services and other non-audit services to the Company is compatible with maintaining independence of Dixon Odom PLLC. The Audit Committee has determined that it is compatible with maintaining the independence of Dixon Odom PLLC.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF
                                                          ---
DIXON ODOM PLLC AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2002.


                                  OTHER MATTERS
                                  -------------

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.


                        PROPOSALS FOR 2003 ANNUAL MEETING
                        ---------------------------------

It is anticipated that the 2003 Annual Meeting will be held on a date during April 2003. Any proposal of a shareholder which is intended to be presented at the 2003 Annual Meeting must be received by the Company at its main office in Monroe, North Carolina no later than November 15, 2002, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2003 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2003 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

REVOCABLE PROXY

                       AMERICAN COMMUNITY BANCSHARES, INC.
                          2593 West Roosevelt Boulevard
                          Monroe, North Carolina 28110

                              APPOINTMENT OF PROXY
                         SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints William R. Adcock, Dan R. Ellis, Jr., and Theodore V. "Vic" Howie, Jr. (the "Proxies"), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of American Community Bancshares, Inc. (the "Company") held of record by the undersigned on March 15, 2002, at the Annual Meeting of Shareholders of the Company to be held at American Community Bank, 2593 West Roosevelt Boulevard, Monroe, North Carolina, at 9:00 a.m. on April 30, 2002, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1. ELECTION OF DIRECTORS: Proposal to elect ten directors of the Company for one, two, and three year terms or until their successors are duly elected and qualified.

           ____  FOR all nominees listed below      ____  WITHHOLD AUTHORITY to
                   (except as indicated otherwise         vote for all nominees
                   below).                                listed below


                                    Nominees:

         One Year Terms:             Two Year Terms:        Three Year Terms:
         ---------------             ---------------        -----------------
         Robert D. Dinsmore, Jr.     Frank L. Gentry        Thomas J. Hall
         Kenneth W. Long             Alison J. Smith        Larry S. Helms
         L. Carlton Tyson            David D. Whitley       Randy P. Helton
                                     Gregory N. Wylie       L. Steven Phillips



         Instruction: To withhold authority to vote for one or more nominees, write that nominee's name on the line below.

         _____________________________________________________________________

2. APPROVAL OF NONSTATUTORY STOCK OPTION PLAN. Proposal to approve the Company's 2002 Nonstatutory Stock Option Plan.

             ____ FOR        ____ AGAINST          ____ ABSTAIN

3. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Odom PLLC as the Company's independent accountants for 2002.

             ____ FOR        ____ AGAINST          ____ ABSTAIN

4. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

         PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN TO AMERICAN COMMUNITY BANCSHARES, INC.

         THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH

SUCH NOMINEE, AND FOR PROPOSALS 2 AND 3. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

                            Date:______________________________, 2002


                            ____________________________________(SEAL)
                            (Signature)


                            ____________________________________(SEAL)
                            (Signature, if shares held jointly)

                            Instruction: Please sign above exactly as your name
                                                           -------
                            appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other
                                             ----
                            persons signing in a representative capacity should indicate the capacity in which they are signing.




IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

           PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
           -----------------------------------------------------------
                            IN THE ENCLOSED ENVELOPE
                            ------------------------